Exhibit 99(c)(3)

AUGUST 13, 2009

Project Frequency

PROCESS OVERVIEW

STRICTLY PRIVATE AND CONFIDENTIAL

Project Frequency

Process Update

August 13, 2009

Company Name	Contacted	Intro Letter	CA	Negotiating CA	Signed CA	Wrapper & 10-K	Process Ltr
Tier 1 Buyers							
ABS Capital	✓	✓	✓	✓	✓	✓	
AUA LLC	✓						
IDT International	✓						
NewSpring Capital	✓	✓	✓				
PerAspera Holdings	✓	✓	✓	✓	✓	✓	✓
Seiko Instruments	✓						
VTech Holdings	✓	✓	✓				
Tier 2 Buyers							
Alpine Investors	✓	✓					
Camden Partners	✓						
GB Merchant Partners	✓						
Marlin Equity Partners	✓	✓	✓	✓	✓	✓	
Prairie Capital	✓	✓	✓				
Buyers Out of Process							
Blackstreet Capital							
Ectaco							
Encyclopedia Britannica							
Clearlight Partners							
ComVest Partners							
Group Sense (International) Ltd.							
Harbour Group							
Hasbro							
LeapFrog Enterprises							
Lexibook Holdings							
LLR Partners							
Mattel, Inc							
Noah Education Holdings							
Prospect Partners							
RFE Investment Partners							
Royal Consumer Information Products							
Mike Strange							
Trivest Partners							

OPPENHEIMER
PROCESS OVERVIEW / AUGUST 13, 2009
2

Project Frequency

Proposed Process Timeline

June						
S	M	T	W	T	F	S
	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30				

July						
S	M	T	W	T	F	S
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29	30	31	

August						
S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30	31					

September						
S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30			

Activity	Action
Phase I: Due Diligence	Organizational Meeting
	Due Diligence
	Review and Finalize Buyers List
	Preparation of Wrapper
Phase II: Marketing	Contact Potential Acquirors
	Negotiate Conf. Agreements / Distribute Wrapper
	Prepare Management Presentation, Dataroom and Purchase Agreement
	Receive Non-Binding Indications of Interest
	Review of Proposals
Phase III: Buyers' Investigation	Management Presentations (if necessary)
	Data Room Due Diligence
	Review Procedures for Final Offers
	Distribute Draft Contract and Disclosure Schedules
	Receive Final Bids
Phase IV: Negotiations	Review of Proposals
	Negotiate Contract
	Sign Definitive Agreement


Week of
6/8
6/15
6/22
6/29
7/6
7/13
7/20
7/27
8/3
8/10
8/17
8/24
8/31
9/7
9/14
9/21

August "slowdown" period for most buyers

OPPENHEIMER
PROCESS OVERVIEW / AUGUST 13, 2009
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CONFIDENTIAL

THIS DOCUMENT IS FOR DISCUSSION PURPOSES ONLY AND DOES NOT CONSTITUTE ADVICE OF ANY KIND, INCLUDING TAX, ACCOUNTING, LEGAL OR REGULATORY ADVICE, AND OPPENHEIMER & CO. INC. IS NOT AND DOES NOT HOLD ITSELF OUT TO BE AN ADVISOR AS TO TAX, ACCOUNTING, LEGAL OR

REGULATORY MATTERS.

THIS DOCUMENT WAS PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR DISCUSSION BY THE

COMPANY AND OPPENHEIMER & CO. INC. AND NOT WITH A VIEW TOWARD PUBLIC DISCLOSURE. THIS DOCUMENT SHALL BE TREATED AS CONFIDENTIAL BY ITS RECIPIENTS.

THE INFORMATION CONTAINED HEREIN WAS OBTAINED FROM THE COMPANY AND PUBLIC SOURCES AND WAS RELIED UPON BY OPPENHEIMER & CO. INC. WITHOUT ASSUMING RESPONSIBILITY FOR

INDEPENDENT VERIFICATION AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. ANY ESTIMATES AND PROJECTIONS FOR THE COMPANY CONTAINED HEREIN HAVE BEEN SUPPLIED BY THE MANAGEMENT OF THE COMPANY OR ARE PUBLICLY AVAILABLE, AND INVOLVE NUMEROUS AND

SIGNIFICANT SUBJECTIVE DETERMINATIONS, WHICH MAY NOT BE CORRECT. NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IS MADE AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION AND NOTHING CONTAINED HEREIN IS, OR SHALL BE RELIED UPON AS, A REPRESENTATION OR WARRANTY, WHETHER AS TO THE PAST OR THE FUTURE.

THE INFORMATION CONTAINED HEREIN WAS DESIGNED FOR USE BY SPECIFIC PERSONS FAMILIAR WITH THE BUSINESS AND AFFAIRS OF THE COMPANY AND OPPENHEIMER & CO. INC. ASSUMES NO OBLIGATION TO UPDATE OR OTHERWISE REVISE THESE MATERIALS.

PROCESS OVERVIEW / AUGUST 13, 2009

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